Exhibit 10.29

State of Delaware Secretary of State Division of Corporations
Delivered 12:00 PM 06/12/2014
FILED 12:00 PM 06/12/2014
SRV 140829414 - 5550796 FILE
CERTIFICATE OF INCORPORATION

OF

U-Vend America, Inc.

FIRST.  The name of the corporation is U-Vend America, Inc.

SECOND.  The corporation's registered office in the State of Delaware is located at 1521 Concord Pike, Suite 301, Wilmington, DE 19803 in New Castle County.  The name of its registered agent at such address is United States Corporation Agents, Inc.

THIRD.  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH.  The corporation is authorized to issue one class of stock to be designated "Common Stock."  The total number of shares which the corporation shall have the authority to issue is 100 shares of Common Stock, and the par value of each of such shares is $0.01.

FIFTH.  The incorporator of the corporation is LegalZoom.com, Inc., and its mailing address is 101 N. Brand Blvd., 11th Floor, Glendale, CA 91203.

SIXTH.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

SEVENTH.  Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

EIGHTH.  The personal liability of the directors of the corporation for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted by the General Corporation Law of Delaware. The corporation is authorized to indemnify, and advance expenses, to its officers, employees, other agents of the corporation and any other person to which the General Corporation Law of Delaware permits the corporation to provide indemnification to the fullest extent permitted by applicable law.

Any repeal or modification of this Section Eighth, by amendment of such section or by operation of law, shall not adversely affect any right or protection of a director, officer, employee or other agent of the corporation existing at the time of, or increase the liability of any such person with respect to any acts or omissions in their capacity as a director, officer, employee, or other agent of the corporation occurring prior to, such repeal or modification.

I, the undersigned, as the sole incorporator of the corporation, hereby declare and certify that this certificate of incorporation is my act and deed and that the facts stated in this Certificate of Incorporation are true.

Date: June 11, 2014

/s/ Cheyenne Moseley
LegalZoom.com, Inc., Incorporator
By: Cheyenne Moseley, Assistant Secretary